As filed with the Securities and Exchange Commission on February 18, 1999
                                    Registration No. 333-_______________
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             VISION-SCIENCES, INC.

              (Exact name of issuer as specified in its charter)

           Delaware                                              13-3430173
-------------------------------                             -------------------
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

             9 Strathmore Road, Natick, Massachusetts         01760
             -----------------------------------------     ----------
             (Address of principal executive offices)      (Zip Code)

                            1990 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the plan)

                    Peter B. Tarr, Esq., Hale and Dorr LLP
                 60 State Street, Boston, Massachusetts 02109
                 --------------------------------------------
                    (Name and address of agent for service)

                                (617) 526-6000
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                        Proposed          Proposed
     Title of         Amount to         Maximum            Maximum          Amount of
    Securities           be          Offering Price       Aggregate        Registration
 to be Registered     Registered       Per Share        Offering Price         Fee
------------------   ------------   ----------------   ----------------   --------------
Common Stock,         2,000,000            (1)               (1)
$.01 par value         shares           $1.39065          $2,781,300          $773.20

  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) and (h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on February 16, 1999.

                    Statement of Incorporation by Reference
                    ---------------------------------------

     This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 33-57298 filed by the Registrant on January 22, 1993 and the contents of Registration Statement on Form S-8, File No. 33-80762 filed by the Registrant on June 24, 1994, relating to the Registrant's 1990 Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Commonwealth of Massachusetts, on this 10th day of February, 1999.



                                    VISION-SCIENCES, INC.



                                    By:   /s/ Katsumi Oneda
                                         ----------------------------------
                                         Katsumi Oneda
                                         President, Chief Executive
                                         Officer and Chairman of
                                         the Board of Directors



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Vision-Sciences, Inc. hereby severally constitute and appoint Katsumi Oneda, Gerald B. Lichtenberger, James
A. Tracy and Peter B. Tarr, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Vision-Sciences, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 10th day of February, 1999.

          Signature                                 Title
------------------------------  ---------------------------------------------
 /s/ Katsumi Oneda              President, Chief Executive Officer and
------------------------------  Chairman of the Board of Directors
Katsumi Oneda                   (Principal Executive Officer)


 /s/ Gerald B. Lichtenberger    Vice President, Business Development and
------------------------------  Director
Gerald B. Lichtenberger

 /s/ James A. Tracy             Vice President Finance, Chief Financial
------------------------------  Officer, Chief Accounting Officer (Principal
James A. Tracy                  Financial and Accounting Officer)

 /s/ Kenneth Anstey             Director
------------------------------
Kenneth Anstey

 /s/ Lewis C. Pell              Director
------------------------------
Lewis C. Pell

 /s/ Fred E. Silverstein        Director
------------------------------
Fred E. Silverstein


                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number
-------
    5.1     Opinion of Hale and Dorr LLP
   23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1).
   23.2     Consent of Arthur Andersen LLP
   24.1     Power of Attorney (included in the signature pages of this
            Registration Statement).